EXECUTION DRAFT

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                                 US$ 100,000,000

                                CREDIT AGREEMENT

                                     between

                       INTERNATIONAL SPEEDWAY CORPORATION

                                       and

                            FIRST UNION NATIONAL BANK

                                as of May 5, 1998

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                                TABLE OF CONTENTS

                                                                            PAGE

Preliminary Statement.........................................................1

ARTICLE I

         DEFINITIONS..........................................................1

ARTICLE II

         ADVANCES.............................................................5
         2.1        Availability of Advances..................................5
         2.2        Principal Repayment.......................................6
         2.3        Request for Advances......................................6
         2.4        Purpose of Advances.......................................7
         2.5        Interest..................................................7

ARTICLE III

         ADDITIONAL PROVISIONS RELATING TO THE ADVANCES.......................8
         3.1        Interest Rate Limitation..................................8
         3.2        Payments to Principal Office..............................8
         3.3        Default Rate..............................................9
         3.4        Limitation of All Advances................................9
         3.5        Indebtedness..............................................9
         3.6        Indemnification and Additional Costs......................9
         3.7        Guaranties...............................................10

ARTICLE IV

         CONDITIONS TO ADVANCES..............................................11
         4.1        Representations and Warranties...........................11
         4.2        Performance of Obligations...............................11
         4.3        Documentation............................................11
         4.4        Events of Default or Unmatured Events of Default.........11

ARTICLE V

         REPRESENTATIONS AND WARRANTIES......................................12
         5.1        Incorporation............................................12
         5.2        Power and Authority......................................12
         5.3        Indebtedness.............................................12
         5.4        Asset Ownership; Liens and Encumbrances..................12
         5.5        Investments..............................................13
         5.6        Litigation...............................................13

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         5.7        Tax Returns...............................................13
         5.8        Contract or Restriction...................................13
         5.9        ERISA Requirement.........................................14
         5.10       Possession of Franchises and Licenses.....................14
         5.11       Governmental Authorization................................14
         5.12       Financial Condition.......................................14
         5.13       Compliance with Laws......................................14
         5.14       Regulation U..............................................15
         5.15       Material Facts............................................15
         5.16       Claims and Offsets........................................15
         5.17       Intent and Effect of Transactions.........................16

ARTICLE VI

         COVENANTS............................................................16
         6.1        Reports, Certificates and Other Information...............16
         6.2        Compliance with Laws......................................18
         6.3        Further Assurances........................................18
         6.4        Insurance.................................................18
         6.5        Conduct of Business.......................................19
         6.6        Maintain Existence and Rights.............................19
         6.7        Right of Inspection.......................................19
         6.8        Substantial Banking Relationship..........................19
         6.9        Payments to Affiliates....................................19
         6.10       Compliance with ERISA.....................................19
         6.11       Indebtedness..............................................20
         6.12       Liens.....................................................20
         6.13       Permitted Investments.....................................20
         6.14       Extraordinary Dividends and Other Payments................20
         6.15       Merger, Consolidation, Recapitalization and Acquisition...21
         6.16       Sale of Assets............................................21
         6.17       Transactions with Affiliates..............................21
         6.18       Change in Business........................................21
         6.19       Leases....................................................21
         6.20       Change in Fiscal Year.....................................22
         6.21       Consolidated Leverage Ratio...............................22
         6.22       "Funded Debt to Capitalization Ratio".....................22
         6.23       "Major Motorsports Events"................................22
         6.24       Guaranties of Subsidiaries................................22

ARTICLE VII

         EVENTS OF DEFAULT....................................................22
         7.1        Events of Default.........................................22
         7.2        Remedies..................................................24

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ARTICLE VIII

         MISCELLANEOUS........................................................25
         8.1        Waiver of Default.........................................25
         8.2        Amendments and Waivers....................................25
         8.3        Notices...................................................25
         8.4        No Waiver; Cumulative Remedies............................27
         8.5        Exercise of Remedies......................................27
         8.6        Survival of Representations, Warranties and Agreements....27
         8.7        Liens; Set Off by Bank....................................27
         8.8        Entire Agreement..........................................27
         8.9        Enforceability............................................28
         8.10       Reimbursement of Expenses.................................28
         8.11       Execution of Counterparts.................................28
         8.12       Stamp or Other Taxes......................................28
         8.13       Waiver of Jury Trial; Arbitration.........................28
         8.14       Governing Law.............................................29

                                    EXHIBITS

         EXHIBIT A               Promissory Note

         EXHIBIT B               Form of Guaranty

         EXHIBIT C               Form of Opinion of Counsel to Borrower

         EXHIBIT D               Form of Consolidated Cash Flow Projections

                                    SCHEDULES

         SCHEDULE 5.1            List of All Existing Subsidiaries

         SCHEDULE 5.3            Existing and Continuing Indebtedness

         SCHEDULE 5.4            Permitted Liens

         SCHEDULE 5.5            Investments



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                                                                 EXECUTION DRAFT

                                CREDIT AGREEMENT

         This Credit Agreement made and entered into as of May 5, 1998 (together with any renewals, extensions, amendments, modifications, restatements and/or supplements hereto, this "Agreement"), between INTERNATIONAL SPEEDWAY CORPORATION, a Florida corporation ("Borrower"), and FIRST UNION NATIONAL BANK, a national banking association ("Bank").

                              PRELIMINARY STATEMENT

         WHEREAS, Borrower has requested that Bank make available, and subject to the terms and conditions set forth herein Bank has agreed to make available to Borrower, a line of credit (the "Credit Facility") in the initial aggregate principal amount of US$25,000,000, with increases (under certain circumstances more fully described herein) up to but not exceeding an aggregate principal amount of $100,000,000;

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by each of Borrower and Bank, and subject to the terms and conditions set forth herein, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of this Agreement, all terms used herein without definition that are defined in the Uniform Commercial Code, as enacted and in force from time to time in the State of Florida (the "Uniform Commercial Code"), have the same meanings herein as they have in the Uniform Commercial Code. In addition, the following terms have the following meanings:

         1.1 "ADVANCE" or "ADVANCES" (as the context may require) means an advance of loan monies to Borrower pursuant to this Agreement on any given Advance Date.

         1.2 "ADVANCE DATE" means the date as of which an Advance is made.

         1.3 "AFFILIATE" or "AFFILIATES" (as the context may require) means, as to any Person, (i) any individual related by blood or marriage and (ii) any corporation or other Person directly or indirectly owned or controlled by, owning or controlling or under common ownership or control with such Person. "Control" shall be deemed to include, but shall not be limited to, the power, directly or indirectly, to direct or cause the direction of the management or policies of another Person, whether through ownership, common directors, trustees or officers, by contract or otherwise. All Subsidiaries shall be deemed to be Affiliates. In addition, for purposes of this Agreement, unless otherwise indicated, "Homestead - Miami Speedway, L.L.C." shall also be deemed an affiliate of Borrower.

         1.4 "BANKRUPTCY CODE" means Bankruptcy Reform Act of 1978, as amended, 11 U.S.C. /section/101, ET SEQ.

         1.5 "BORROWER" means International Speedway Corporation, a Florida corporation.

         1.6 "BUSINESS DAY" means a day on which Bank's Principal Office is open for business; and "LONDON BUSINESS DAY" means any Business Day that is also a day on which banking institutions in London, England are open for business.

         1.7 "COMMENCEMENT DATE" means May 1, 1998, or such other date as shall be mutually agreed upon by Bank and Borrower.

         1.8 "CONSOLIDATED EBITDA" means the aggregate consolidated gross earnings of Borrower and its Subsidiaries, before application of interest charges, taxes, depreciation and amortization, as determined in accordance with Generally Accepted Accounting Principles consistently applied.

         1.9 "CONSOLIDATED FUNDED INDEBTEDNESS" means Indebtedness constituting money borrowed by Borrower that shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded or classified as a liability, on a consolidated basis.

         1.10 "CONSOLIDATED SHAREHOLDERS EQUITY" means the shareholders equity of Borrower, as reported on the consolidated financial statements of Borrower, in accordance with Generally Accepted Accounting Principles.

         1.11 "CREDIT DOCUMENT" or "CREDIT DOCUMENTS" (as the context may require) means this Agreement, the Note, the Guaranties, and all other affidavits, documents, instruments, certificates or agreements delivered or hereafter delivered pursuant to the terms hereof or otherwise evidencing the Advances or any other Indebtedness of Borrower to Bank.

         1.12 "CREDIT FACILITY" means the line of credit made available to Borrower by Bank pursuant hereto.


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         1.13 "ERISA" means the Employee Retirement Income Security Act of 1974, together with all amendments from time to time thereto, including any rules or regulations promulgated thereunder.

         1.14 "EVENT OF DEFAULT" shall have the meaning specified in ARTICLE VII hereof.

         1.15 "EXECUTIVE OFFICER" means, for purposes of this Agreement and the Credit Documents, any one of the chief executive officer, executive vice president, the chief financial officer or the chief operating officer of Borrower.

         1.16 "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means the then prevailing principles and practices of the accounting profession conforming to the standards of the American Institute of Certified Public Accountants.

         1.17 "GUARANTY" or "GUARANTIES" (as the context may require) means those certain Unconditional guaranties issued and to be issued by each Subsidiary to and in favor of Bank, guarantying amounts owing hereunder and under the Note, in substantially the form of EXHIBIT B hereto.

         1.18 "INDEBTEDNESS" of a Person means all indebtedness (other than indebtedness to suppliers for the purchase of products and merchandise incurred in the ordinary course of business), including, without limitation, (a) indebtedness for borrowed money; indebtedness for (or deferred purchase price in connection with) the acquisition of property or assets; indebtedness obligations evidenced by debentures, notes or other similar instruments; reimbursement or other similar obligations arising in connection with letters of credit, surety bonds or reimbursement obligations therefor; and indebtedness of third parties secured by any lien, pledge or other encumbrance on the property or assets of the Person in question, whether or not such indebtedness is assumed; (b) all liability by way of endorsements (other than for collection or deposit in the ordinary course of business); (c) all guarantees of indebtedness (including any 'keepwell' or other agreement, contingent or otherwise, to purchase any obligation representing such indebtedness or property constituting security therefor, or to advance or supply funds for such purpose or to maintain working capital or any other balance sheet or income statement condition, or otherwise to assure a creditor against loss in respect of indebtedness or obligations of others, or any other arrangement in substance affecting any of the foregoing);
(d) liabilities in respect of unfunded vested benefits under plans covered by Title IV of ERISA; and (e) obligations as lessee under leases (including synthetic leases) which shall have been or should be, in accordance with Generally Accepted Accounting Principles, recorded or classified as capital leases or financing leases; PROVIDED that, for purposes of this Agreement, that certain Keepwell Agreement dated as of August, 1997 with respect to Homestead - Miami Speedway, L.L.C. shall not be Indebtedness of Borrower.


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         1.19 "INTEREST PERIOD" means (i) in the case of Advances bearing interest calculated on the basis of the LIBOR Market Index Rate, three (3) months, and (ii) in the case of Advances bearing interest calculated on the basis of the LIBOR Rate, any of one(1) month, two (2) months or three (3) months, as selected by Borrower on the date of the initial Advance hereunder and immediately preceding the commencement of each Interest Period thereafter, PROVIDED that no Interest Period shall extend beyond the Maturity Date.

         1.20 "IRC" means the Internal Revenue Code of 1986, as amended from time to time.

         1.21 "LIBOR MARKET INDEX RATE", for any day, means the rate (rounded to the next higher 1/100 of 1%) for one-month United States dollar-denominated deposits as reported (or if not so reported, then as determined by Bank from another recognized source of interbank quotation) on Telerate page 3750 as of 11:00 a.m., London time, for such day; PROVIDED that if such day is not a London Business Day, then for the immediately preceding London Business Day.

         1.22 "LIBOR RATE", for any day, means the rate (rounded to the next higher 1/100 of 1%) for United States dollar-denominated deposits of that many months maturity as reported (or if not so reported, then as determined by Bank from another recognized source of interbank quotation) on Telerate page 3750 as of 11:00 a.m., London time, for the second London Business Day immediately preceding the day on which the relevant Interest Period begins (PROVIDED that if such day is not a London Business Day, then for the immediately preceding London Business Day), adjusted for reserves by dividing that rate by 1.00 MINUS the LIBOR Reserve. "LIBOR Reserve" is the maximum percentage reserve requirement (rounded to the next higher 1/100 of 1% and expressed as a decimal) in effect for any date during the Interest Period under the Federal Reserve Board's Regulation D for Eurocurrency Liabilities as defined herein.

         1.23 "MATURITY DATE" means April 30, 2003, as such date may be extended or modified with the consent of Bank and Borrower.

         1.24 "NASCAR" means the National Association for Stock Car Auto Racing, Inc.

         1.25 "NON-COMPANY AFFILIATE" means any Affiliate of either Borrower or a Subsidiary that is neither Borrower nor a Subsidiary.

         1.26 "NOTE" means that certain promissory note of even date herewith made by Borrower to and in favor of Bank, in substantially the form of EXHIBIT A hereto, in the original principal amount of US$100,000,000, evidencing the obligations of Borrower arising with respect to the Credit Facility; together with any


                                      -4-
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renewals, modifications, restatements, supplements, extensions or amendments thereto.

         1.27 "PERSON" means any individual, firm, corporation, company, partnership, trust, trustee, agent, employee, organization, association or entity.

         1.28 "PRIME RATE" means the rate of interest per annum announced by Bank from time to time to be its commercial prime rate, IT BEING UNDERSTOOD that such rate is one of several interest rate basis used by Bank and is not represented or intended necessarily to be the lowest or most favorable rate for any particular type or category of customer or loan; and IT BEING FURTHER UNDERSTOOD that any change in the prime rate shall be effective as of the Business Day on which such change is announced.

         1.29 "PRINCIPAL OFFICE" means the office of Bank at First Union National Bank Building, 225 Water Street, Jacksonville, Florida 32202, or such other address as Bank may from time to time designate by notice to Borrower.

         1.30 "RETURNS" has the meaning set forth in Section 5.7 hereof.

         1.31 "SALE" means any sale, transfer, assignment, or other disposition, whether or not for value or for fair value, and regardless of the consideration (cash, property or otherwise), if any, transferred therefor.

         1.32 "SUBSIDIARY" or "SUBSIDIARIES" (as the context may require) of a Person means any other Person of which 50% or more of the issued and outstanding voting stock or other indicia of ownership and/or control are owned or controlled directly or indirectly by such Person. For purposes of this Agreement, all Subsidiaries are also Affiliates.

         1.33 "TAX" or "TAXES" (as the context may require) of a Person means any federal, state, county, local, or other tax (including, without limitation, income, profits, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, production, transfer, withholding, employment and payroll-related, real estate and property taxes, import duties, alternative minimum tax and other similar governmental charges and assessments) due from or in respect of such Person, and including interest, additions to tax or interest, and penalties with respect thereto.

         1.34 "TAXING AUTHORITY" means any governmental or regulatory body with jurisdiction over matters relating to the payment of Taxes.

         1.35 "UNMATURED EVENT OF DEFAULT" means the occurrence of any event that with the giving of notice, the lapse of time or both would constitute an Event of Default.


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                                   ARTICLE II

                                    ADVANCES

         2.1 AVAILABILITY OF ADVANCES. Upon the terms and subject to the conditions of this Agreement and the other Credit Documents, Bank agrees to make available to Borrower, on and after the Commencement Date, Advances under the Credit Facility in an aggregate amount not exceeding $25,000,000, PROVIDED that, at any time after the Commencement Date but prior to the Maturity Date, and no less frequently than within thirty (30) days after the end of each fiscal quarter, Borrower shall inform Bank in writing of Borrower's projected needs based on Borrower's most recent consolidated cash flow projections (a copy of which shall simultaneously be delivered to Bank substantially in the form of Exhibit D), whereupon the aggregate amount available under the Credit Facility shall be automatically adjusted in increments of $10,000,000 (PROVIDED that an increase of less than $10,000,000 will be permitted if an increase of $10,000,000 would cause the aggregate principal amount available hereunder to exceed $100,000,000) to reflect such projected needs, IT BEING UNDERSTOOD and agreed that (i) the aggregate principal amount available under the Credit Facility shall not exceed $100,000,000; and (ii) in no event shall the aggregate principal amount available under the Credit Facility be increased if such increase would cause Borrower to be in default of the covenants (including the financial ratio covenants set forth in Article VI) and obligations hereunder and under the Note. Advances made to Borrower under the Credit Facility shall be evidenced by the Note, which Borrower has delivered on the date hereof. Pursuant to the Credit Facility commitment, Borrower may borrow, pay, re-borrow, and repay from Bank on a revolving basis, from time to time, but prior to the Maturity Date, such aggregate amounts as may then be available in accordance with the requirements of this Agreement; PROVIDED, HOWEVER, that (i) the principal amount requested for any funding shall be not less than $1,000,000, and (ii) the aggregate principal sum of all amounts so requested and outstanding at any one time under the Note shall never exceed the aggregate principal amount applicable under the terms of this Agreement. On or after the Maturity Date, no additional Advances will be made under the Credit Facility.

         2.2 PRINCIPAL REPAYMENT. Except to the extent required under Article VII (events of default), Borrower shall make payment in full of the entire outstanding principal amount of the Note (together with all accrued and unpaid interest thereon), on or before the Maturity Date.

         2.3 REQUEST FOR ADVANCES. Each request for an Advance under the Note shall be in writing executed by an Executive Officer of Borrower and specifically requesting a borrowing of funds under the Credit Facility and certifying that, to the best of his/her knowledge after due inquiry (1) no Event of Default and no Unmatured Event of Default has occurred or is continuing under the terms of any of the Credit Documents, and (2) all representations and warranties contained in the Credit


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

Documents are true and correct as of the date of such requested Advance, and all obligations to be performed by Borrower under the Credit Documents have been duly performed. Any request for an Advance under the Credit Facility shall be given to Bank not later than 11:00 a.m. (EST) at least three (3) Business Days prior to the day upon which the Advance is requested to be advanced. Any such request shall also (a) state the amount and date of the requested Advance, (b) state the interest rate calculation basis selected by Borrower (either LIBOR Market Index Rate or LIBOR Rate) and if Borrower has selected the LIBOR Rate, also state the selected Interest Period duration (one month, two month or three month), and (c) be, and shall state that it is, requested for a purpose that is permitted by this Agreement. Notices received after 11:00 a.m. shall be deemed to have been received on the next Business Day.

         2.4 PURPOSE OF ADVANCES. Any advances made to Borrower hereunder shall be used by Borrower solely (i) to provide general working capital to support Borrower's business, (ii) for the payment of ordinary expenses incurred in the normal operation of Borrower's business, and (iii) for any other purpose explicitly stated to be contemplated by this Agreement. Without limiting the generality of the foregoing, Borrower shall not use, and shall not allow any Affiliate to use, any of such funds for any impermissible purpose.

         2.5 INTEREST. (a) RATE OF INTEREST. Subject to the provisions hereof, the aggregate outstanding principal amount of Advances shall bear interest at a per annum rate equal to THE SUM OF (i) either (x) the LIBOR Market Index Rate or
(y) the LIBOR Rate (as selected by Borrower on the date of the initial closing of this Agreement and from time to time in accordance herewith), PLUS (ii) the applicable percentage amount set forth below:

            IF THE RATIO OF CONSOLIDATED                   THEN THE APPLICABLE
            FUNDED INDEBTEDNESS TO EBITDA IS:              PERCENTAGE IS:
            ---------------------------------              --------------

                0   - less than 1.5:1                           .40%
              1.5:1 - less than 2.5:1                           .60%
              2.5:1 - less than 3.0:1                           .80%

Interest shall be calculated on the outstanding principal balance of the Note and shall be computed on the basis of a year of three hundred sixty (360) days, calculated for the actual number of days elapsed. When the LIBOR Market Index Rate is selected as the basis upon which the rate of interest on outstanding Advances is to be calculated, such rate of interest shall be adjusted daily to reflect the LIBOR Market Index Rate, and the LIBOR Market Index Rate will continue as the basis upon which such rate of interest is calculated until Borrower shall otherwise indicate in writing to Bank. When the LIBOR Rate is selected as the basis upon which the rate of interest on outstanding Advances is to be calculated, such rate of interest shall be fixed for the Interest Period, IT BEING UNDERSTOOD that if Borrower fails to notify Bank in writing of its selection of the LIBOR Rate as the continuing basis upon which the rate of interest hereunder shall be calculated, upon the expiration of such Interest Period,


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

Borrower shall be deemed to have selected the LIBOR Market Index Rate as the basis upon which the rate of interest hereunder shall thereafter be calculated.

         (b) SELECTION OF INTEREST RATE. On the date of the initial Advance hereunder and on the third Business Day immediately preceding the last day of each Interest Period, Borrower shall select either the LIBOR Market Index Rate or the LIBOR Rate as the basis on which the rate of interest applicable to Advances outstanding shall be calculated, IT BEING UNDERSTOOD that if Borrower fails to notify Bank in writing of its selection of the basis (either LIBOR Market Index Rate or LIBOR Rate) upon which the rate of interest hereunder shall be calculated, upon the expiration of the then current Interest Period, Borrower shall be deemed to have selected the LIBOR Market Index Rate as the basis upon which the rate of interest hereunder shall thereafter be calculated. If Borrower shall at any time select the LIBOR Rate as the basis on which the rate of interest applicable to Advances outstanding shall be calculated, then Borrower shall also notify the Bank of its selection of the duration of the Interest Period (either one month, two month or three month), IT BEING UNDERSTOOD that if Borrower fails to notify Bank in writing of its selection of such duration, then Borrower shall be deemed to have selected the three month LIBOR Rate as the basis upon which the rate of interest hereunder shall thereafter be calculated. During each Interest Period, the rate of interest so selected shall apply continuously.

         (c) PAYMENT OF INTEREST. All accrued Interest shall be payable on the last day of each Interest Period, IT BEING UNDERSTOOD that (i) if such last day shall not be a London Business Day, then all accrued Interest shall be payable on the London Business Day immediately following such day, unless such succeeding day falls in a different calendar month, in which event, such Interest shall be payable on the London Business Day immediately preceding such last day, and (ii) in any event all accrued and unpaid Interest shall be paid in full on the Maturity Date.

                                   ARTICLE III

                 ADDITIONAL PROVISIONS RELATING TO THE ADVANCES

         3.1 INTEREST RATE LIMITATION. Notwithstanding anything to the contrary contained in any of the Credit Documents, if any specified interest rate shall exceed the maximum rate permitted by applicable law as in effect from time to time, Borrower shall pay interest at the highest permissible rate, which rate shall change as and when the highest permissible rate shall change. If Borrower makes an interest payment under any of the Credit Documents that exceeds the maximum amount of interest permitted by applicable law, the excess of such payment above the maximum amount that lawfully may be paid shall be refunded to Borrower or, at Borrower's option, credited toward the payment of principal due under such Credit Document (as directed by Borrower); or, if Borrower makes an interest payment that exceeds the maximum amount of interest permitted by applicable law and all principal thereunder shall have been previously or thereby paid in full, such payment shall be deemed to have been the result of mathematical error and Bank shall refund to Borrower the amount of such payment that is in excess of the amount that lawfully may be paid.

         3.2 PAYMENTS TO PRINCIPAL OFFICE. Each payment of principal (including any prepayment), interest and any other amount required to be paid to Bank pursuant to this Agreement, the Note or any other Credit Document shall be made to Bank at its Principal Office, in immediately available funds constituting legal tender in the United States of America for the payment of public and private debts, on or before 11:00 a.m. Jacksonville, Florida, time on the date such payment is due. IN CASE ANY SUCH PAYMENT IS NOT SO MADE, BANK IS HEREBY AUTHORIZED TO, BUT SHALL NOT BE OBLIGATED TO, DEBIT THE AMOUNT OF SUCH PAYMENT FROM ANY ONE OR MORE ACCOUNTS OF BORROWER WITH BANK.

         3.3 DEFAULT RATE. In the event that any payment of principal of, interest on or other amount with respect to this Agreement, the Note or any of the other Credit Documents is not made when due or any other Event of Default shall have occurred and be continuing, such unpaid amount shall continue to be an obligation of Borrower hereunder and shall bear interest from the due date thereon until paid in full in the manner provided in SECTION 3.2 hereof, at a rate of interest per annum equal to five percent (5%) IN EXCESS OF the LIBOR Market Index Rate (the "Default Rate"). Notwith standing the foregoing, failure to make any payment when due in the manner provided in the immediately preceding paragraph shall constitute an Event of Default hereunder. The Default Rate shall also apply from acceleration until all obligations owing hereunder, under the Note, and under the other Credit Documents, or any judgment thereon, is paid in full.

         3.4 LIMITATION OF ALL ADVANCES. Notwithstanding any other provision of this Agreement, no Advance hereunder shall be made if the conditions precedent contained herein and in the other Credit Documents have not been fully satisfied and performed. Bank shall not be obligated to honor any request for an Advance if an Event of Default or an Unmatured Event of Default shall have occurred or be continuing. In addition, Bank shall not be obligated to fund any amount in excess of its lending limitation as determined by applicable law; IT BEING UNDERSTOOD that the aggregate amount that could become available pursuant to this Agreement (i.e., $100,000,000) and under the circumstances presently encompassing Borrower and Bank, is in compliance with the lending limitations as are applicable to Bank.

         3.5 INDEBTEDNESS. At the time of each Advance made under or pursuant to this Agreement, Borrower shall immediately become indebted to Bank for the amount of such Advance, which Advance shall be made in immediately available funds.

         3.6 INDEMNIFICATION AND ADDITIONAL COSTS. (a) INDEMNIFICATION. Borrower indemnifies Bank against Bank's loss or expense in employing deposits as a consequence (a) of Borrower's failure to make any payment when due under this Agreement or the Note or (b) of any payment, prepayment or conversion of any Advance on a date other than the last day of the Interest Period ("Indemnified Loss or Expense"). Borrower also indemnifies and holds Bank, its Affiliates, officers, directors, employees, agents and representatives ("Indemnified Persons") harmless to the fullest extent permitted by law from and against all claims, liabilities, damages, or other expenses or costs (including without limitation reasonable attorneys' fees and expenses) ("Liabilities") incurred by Bank or any Indemnified Person in connection with or as a result of or arising out of the making by Bank of the Advances contemplated by this Agreement and the Note (or, if applicable, any security granted to collateralize the obligations hereunder), including without limitation liabilities arising from or with respect to the imposition upon, or incurrence by, Bank of any taxes, fees, interest, penalties, charges, costs or expenses, except in each case those liabilities arising from the gross negligence or willful misconduct of the Bank or any Indemnified Person. This covenant shall survive payment of all amounts due under this Agreement, the Note and the other Credit Documents.

         (b) ADDITIONAL COSTS. If, at any time, a new, or a revision of any existing, law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency imposes, increases or modifies any reserve or similar requirement against assets, deposits or credit extended by Bank, or subjects Bank to any tax, duty or other charge (except tax on Bank's net income), and any of the foregoing increase the cost to Bank of maintaining its commitment or reduce the amount of any sum received or receivables by Bank under this Note, within 15 days after demand by Bank, Borrower agrees to pay Bank such additional amounts as will compensate Bank for such increased costs or reduction ("Additional Costs").

         (c) UNAVAILABILITY OF INTEREST RATE. If, at any time, (i) Bank shall determine that, by reasons of circumstances affecting foreign exchange and interbank markets generally, LIBOR deposits in the applicable amounts are not being offered to Bank, or (ii) a new, or a revision in any existing, law or interpretation or administration (including reversals) thereof by any government authority, central bank or comparable agency shall make it unlawful or impossible for Bank to honor its obligations under this Note, then (x) Bank's obligation to make, maintain or convert into a rate of interest calculated on the basis of the LIBOR Rate or, if applicable, the LIBOR Market Index Rate shall be suspended; and (y) the applicable rate of interest so calculated on the basis of the LIBOR Rate or, if applicable, the LIBOR Market Index Rate shall immediately be converted to a rate of interest calculated for the remainder of the Interest Period on the basis of the rate of interest per annum equal to THE SUM OF (i) the Prime Rate, MINUS (ii) the applicable percentage amount set forth below:

          IF THE RATIO OF CONSOLIDATED                THEN THE APPLICABLE
          FUNDED INDEBTEDNESS TO EBITDA IS:           PERCENTAGE IS:
          ---------------------------------           --------------

              0   - less than 1.5:1                        2.00%

            1.5:1 - less than 2.5:1                        1.80%
            2.5:1 - less than 3.0:1                        1.60%

Interest shall be calculated on the outstanding principal balance of the Note and shall be computed on the basis of a year of three hundred sixty (360) days, calculated for the actual number of days elapsed.

         3.7 GUARANTIES. The obligations of Borrower hereunder and under the Note shall at all times be guaranteed by all Subsidiaries of Borrower, whether now existing or hereafter acquired or created, pursuant to an Unconditional Guaranty executed and delivered by each Subsidiary, in substantially the form of EXHIBIT B hereto.

                                   ARTICLE IV

                             CONDITIONS TO ADVANCES

         The obligation of Bank to make the Advances hereunder is subject to the following conditions precedent, which must be satisfied at the time each Advance is to be made hereunder:

         4.1 REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Borrower in this Agreement and the other Credit Documents or in any list, schedule, document or certificate delivered to Bank in connection herewith or therewith shall have been true as of the time made and shall be true on the date of each Advance.

         4.2 PERFORMANCE OF OBLIGATIONS. Borrower shall have performed all of its obligations under the Credit Documents to be performed on or before the date of the Advance.

         4.3 DOCUMENTATION. All instruments and documents incident to the issuance and delivery of the Credit Documents shall be satisfactory in form and substance to Bank and counsel for Bank; and Bank shall have received:

                  (1) Two executed counterparts of each of the Credit Documents not previously executed and delivered to Bank,

                  (2) Two executed counterparts of a Guaranty executed by each Subsidiary of Borrower,

                  (3) All other documents that it may reasonably request in connection therewith, including certified copies of the Articles of Incorporation, By-Laws and resolutions of Borrower authorizing the transactions contemplated by the Credit Documents, and certificates of good standing, and

                  (4) With respect only to the initial closing of this Agreement, the favorable opinion of counsel for Borrower, in form and substance substantially similar to EXHIBIT C hereto.

         4.4 EVENTS OF DEFAULT OR UNMATURED EVENTS OF DEFAULT. No Event of Default or Unmatured Event of Default shall exist.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

         In order to induce Bank to enter into this Agreement and to commit to make the Advances hereunder, Borrower represents and warrants to Bank (which representations and warranties shall survive the delivery of the Credit Documents and the making of the Advances) as follows:

         5.1 INCORPORATION. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has the corporate power to own its properties and to carry on its business as now being conducted, is duly qualified as a foreign corporation to do business in every jurisdiction in which the nature of its business makes such qualification necessary, and is in good standing in all such jurisdictions. SCHEDULE 5.1 sets forth a true, correct and complete list of all Subsidiaries of Borrower as of the date hereof.

         5.2 POWER AND AUTHORITY. Borrower has the legal capacity and right, and is duly authorized under all applicable provisions of law, to execute, deliver and perform each of the Credit Documents, and all corporate and other action on the part of Borrower required for the lawful execution, delivery and performance thereof has been duly taken. Each of the Credit Documents, upon execution and delivery thereof, will be a valid and binding obligation of Borrower, enforceable in accordance with its respective terms. Neither the execution or delivery of the Credit Documents, nor the fulfillment of or compli ance with their provisions and terms, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a violation of or default under any applicable law, regulation, order, writ or decree, the Articles of Incorporation or Bylaws of Borrower, or any agreement or instrument to which Borrower is now or hereafter becomes a party, or create any lien, charge or encumbrance upon any of Borrower's property or assets pursuant to the terms of any agreement or instrument to which Borrower is a party or by which Borrower or any of its properties are bound.

         5.3 INDEBTEDNESS. Borrower does not have any Indebtedness (including, but not limited to, Indebtedness owing to Affiliates) other than (or in excess
of) the amounts set forth in its most recent financial statements or on SCHEDULE
5.3 hereto.

         5.4 ASSET OWNERSHIP; LIENS AND ENCUMBRANCES. Borrower has good and marketable title to all of the properties and assets reflected on its most recent audited financial statements (other than replacements, additions or modifications in such properties and assets that arise in the ordinary course of Borrower's business and are not material, either individually or in the aggregate). Borrower does not have any liens, charges, claims or other encumbrances (collectively, "Liens") on or against any of its properties or assets other than (i) liens for Taxes being contested in good faith and for which appropriate reserves have been established and being maintained, (ii) liens accruing by operation of law for employee benefit liabilities, (iii) liens imposed by law (such as liens of carriers, warehousemen, mechanics, materialmen and landlords, and other similar liens incurred in the ordinary course of business that, either individually or taken as a whole, are not material to the financial condition of Borrower; (iv) purchase money liens upon property used by Borrower in the ordinary course of its business, securing Indebtedness incurred solely to pay all or a portion of the purchase price thereof (including in connection with capital leases) which liens, either individually or taken as a whole, would not be material to the financial condition of Borrower; or (v) those liens set forth on SCHEDULE 5.4 hereto.

         5.5 INVESTMENTS. Borrower does not own or control, and is not under any obligation to purchase or acquire, any stock, securities, bonds, notes or other evidence of indebtedness issued or to be issued by any Person other than those listed on its most recent financial statements or on SCHEDULE 5.5 hereto.

         5.6 LITIGATION. There are no pending or, to the best of Borrower's knowledge, threatened actions or proceedings before any court, arbitrator or governmental or administrative body or agency that could materially adversely affect the properties, business or condition, financial or otherwise, of Borrower, or in any way adversely affect or call into question the power or authority of Borrower to enter into or perform any of the Credit Documents or the validity or enforceability of any of the Credit Documents.

         5.7 TAX RETURNS. Borrower has filed all Tax returns, statements, reports and forms (collectively, the "Returns") required to be filed by it with any Taxing Authority in accordance with all applicable laws. Borrower has timely paid or made provision for (in accordance with Generally Accepted Accounting Principles) all Taxes shown as due and payable on the Returns that have been filed, and will timely pay or make provisions for all Taxes shown to be due on the Returns. There are no liens or other encumbrances for Taxes upon the assets or properties of Borrower. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any Return required to be filed with respect to Borrower. So long as any amounts are outstanding under the Note, Borrower will not request any extension of time to file any Return unless (i) it or they shall have disclosed such intention to Bank in writing prior to the filing of such request and (ii) such extension is not requested as a result of or in connection with a materially adverse event or circumstances affecting Borrower that has not been previously disclosed to Bank in writing. All Taxes which are required to be withheld or collected by Borrower have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly deposited as required by applicable law.

         5.8 CONTRACT OR RESTRICTION. Borrower is not a party to or bound by any contract or agreement or is subject to any charter or other corporate or partnership restrictions that could materially and adversely affect the business, properties or condition, financial or otherwise, of Borrower or adversely affect or call into question the power or authority of Borrower to enter into or perform any of the Credit Documents or the validity or enforceability of any of the Credit Documents.

         5.9 ERISA REQUIREMENT. Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA or incurred any material liability to the Pension Benefit Guaranty Corporation established under ERISA (or any successor thereto under ERISA) in connection with any employee pension benefit plan established or maintained by it or by any Person under common control with it (within the meaning of Section 424(c) of the IRC or of Section 4001(b) of ERISA), or in which its employees are entitled to participate. No Reportable Event or prohibited transaction (each as defined in ERISA) in connection with any such plan has occurred and is continuing, Borrower is in compliance with all requirements of ERISA and there are no circumstances that could cause the loss of any such plan's qualification under Section 401(a) of ERISA.

         5.10 POSSESSION OF FRANCHISES AND LICENSES. Borrower possesses all franchises, certificates, licenses, permits and other authorizations from governmental subdivisions or regulatory authorities, free from restrictions, that are necessary in any material respect for the ownership, maintenance or operation of its properties and the conduct of its business as presently conducted, and Borrower is not in violation of any thereof.

         5.11 GOVERNMENTAL AUTHORIZATION. No authorization, consent, approval, exemption, franchise, permit, license or action of or filing with any governmental or public body or authority is required to authorize, or is required in connection with, the execution, delivery and performance by Borrower of any of the Credit Documents or the performance of any of the transactions contemplated hereby or thereby.

         5.12 FINANCIAL CONDITION. The financial statements of Borrower as of August 31, 1996, November 30, 1996, and November 30, 1997, as previously delivered to Bank, have been prepared in accordance with Generally Accepted Accounting Principles consistently applied, and accurately reflect the financial condition of Borrower as of that date. Since November 30, 1997, there has not been any materially adverse change in the business, operations or financial condition of Borrower, and Borrower has incurred no material liabilities other than those incurred in the ordinary course of business which is not shown on SCHEDULE 5.3.

         5.13 COMPLIANCE WITH LAWS. Borrower is in compliance in all material respects with all laws, statutes, rules, regulations, orders and decisions of all governmental authorities that apply to the conduct of its business, its properties or its assets, including without limitation statutes, regulations or ordinances, relating to (a) the handling, storage, discharge, leakage, emission, escape or release of any substance or material that may be considered a hazardous or toxic substance, waste or material under any governmental statute, regulation or ruling; (b) the discharge, release or emission of any pollutant on or into the soil, air or water; (c) wages, hours, hiring, non-discrimination, promotion, retirement, benefits, pensions and working conditions; (d) land use requirements; (e) trade and antitrust regulations; and (f) federal and state laws relating to liquor or narcotics or any commercial crimes. Borrower has all permits, consents and approvals required by any governmental authority and is in compliance with all require ments, conditions and limitations contained in or imposed by such permits.

         5.14 REGULATION U. No part of the proceeds of any Advance will be or has been used to purchase or carry, or to reduce or retire any loan incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Borrower is not engaged as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stock. If requested by Bank, Borrower will furnish to Bank, in connection with any Advance, a statement in conformance with the requirements of Federal Reserve Form U-1 referred to in Regulation U. In addition, no part of the proceeds of any Advance will be used for the purchase of commodity future contracts (or margins therefor for short sales) or any commodity. Neither the making of the Advances nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X issued by the Board of Governors of the Federal Reserve System, in each case as now in effect or as the same may hereafter be in effect.

         5.15 MATERIAL FACTS. Neither any of the Credit Documents nor any affidavit, document, instrument, certificate or statement furnished to Bank by or on behalf of Borrower in connection with the transactions contemplated hereby or thereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Borrower that has not been disclosed to Bank in writing that materially and adversely affects, or in the future may materially and adversely affect, the business, operations, properties or assets or the condition, financial or otherwise, of Borrower.

         5.16 CLAIMS AND OFFSETS. No Event of Default or Unmatured Event of Default exists and there is no defense, set off or counterclaim against payment of principal of or interest under the Note or against any other amounts due or that may become due under the Credit Documents. All defenses, setoffs, counterclaims or claims against Bank and all affiliated persons and entities, and all of its officers, directors, shareholders, agents, attorneys and employees in each case in their roles as such with First Union, and their respective successors, assigns, heirs and legal representatives, of any nature, if any, held by Borrower, whether known or unknown, are hereby forever waived, released and discharged.

         5.17 INTENT AND EFFECT OF TRANSACTIONS. The transactions provide for herein:

                    (a) Are not made or incurred with the intent to hinder, delay or defraud any Person to whom Borrower has been, is now or may hereafter become indebted;

                    (b) Do not render Borrower insolvent, nor is Borrower insolvent at the time the transactions provided for herein and the other Credit Documents are entered into;

                    (c) Do not leave Borrower with unreasonably small capital with which to engage in its business, or in any business or transaction in which it intends to engage; and

                    (d) Are not entered into with the intent to incur, or with the belief that Borrower would incur, debts that would be beyond its ability to pay as such debts mature.

                                   ARTICLE VI

                                    COVENANTS

         Borrower covenant and agree that, so long as any portion of the Advances or any of Borrower's liabilities to Bank remains unpaid or outstanding:

         6.1 REPORTS, CERTIFICATES AND OTHER INFORMATION.

                    (a) ANNUAL FINANCIALS. Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall furnish to Bank a copy of the audited consolidated financial statements of Borrower, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, together with an unqualified letter of an independent certified public accounting firm selected by Borrower and acceptable to Bank and such other information as may be reasonably requested by Bank. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flow and such other and further reports and schedules as may reasonably be requested by Bank, including without limitation verification of Borrower's compliance with the financial covenants set forth in this Agreement. Such statements shall be certified as to their correctness by an Executive Officer of Borrower.

                    (b) CONSOLIDATING FINANCIAL STATEMENTS. Within ninety (90) days after the end of each fiscal year of Borrower, Borrower shall give Bank access to a copy of the unaudited consolidating financial statements of Borrower, prepared in accordance with Generally Accepted Accounting Principles, consistently applied, together with supporting schedules; IT BEING UNDERSTOOD AND AGREED that such access will be accomplished in the following fashion: the Senior Credit Officer for Florida, Senior Underwriter responsible for the Credit Facility and the Senior Portfolio Manager responsible for monitoring the account may review the unaudited annual consolidating financial statements of Borrower at the offices of Borrower upon reasonable notice during normal business hours of Borrower. The representatives reviewing the unaudited consolidating financial statements of Borrower may make notes of such review. If requested in connection with Bank's compliance with bank regulatory requirements, Borrower will make a copy of the unaudited annual consolidating financial statements of Borrower available solely for such compliance purposes. In such event, the unaudited annual consolidating financial statements of Borrower will be marked "confidential", and the review of such materials will be limited to the individuals listed above and the government examiner who will be required to acknowledge the confidentiality of the materials prior to review. Bank agrees it will not furnish a copy of the materials to any other person or agency without the prior express written consent of the Borrower. Such consolidating statements shall include a balance sheet and a statement of income and expenses, and such other and further reports and schedules as may reasonably be requested by Bank, and shall be certified as to their correctness by an Executive Officer of Borrower

                    (c) QUARTERLY FINANCIALS. Within forty-five (45) days after the end of each fiscal quarter of Borrower, Borrower shall furnish to Bank a copy of an unaudited management-prepared quarterly consolidated financial statements of Borrower, prepared in accordance with Generally Accepted Accounting Principles, consistently applied. Such statements shall include a balance sheet, a statement of income and expenses, a statement of cash flow and such other and further reports and schedules as may reasonably be requested by Bank, and verification of Borrower's compliance with the financial covenants set forth in this Agreement. Such statements shall also be certified as to their correctness by an Executive Officer of Borrower.

                    (d) CERTIFICATES. Contemporaneously with the furnishing of a copy of each annual report and each quarterly report provided for in this
SECTION 6.1, Borrower shall furnish to Bank a certificate dated the date of each such report, signed by an Executive Officer, (i) to the effect that (x) no such report contains any untrue statement or omits to state a material fact necessary to make the facts contained therein not misleading, and (y) to the best of Borrower's knowledge, after reasonable and customary diligence and review, no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and (z) containing a computation of, and showing compliance with, each of the restrictions contained in this ARTICLE VI; and (ii) requesting that Bank adjust the aggregate principal amount available under the Credit Facility to reflect Borrower's projected credit needs based on its most recent financial projections.

                    (e) SEC REPORTS. Within ten (10) days of transmittal to its intended addressees, Borrower shall furnish to Bank (i) a copy of all financial statements, reports, notices, and proxy statements sent by Borrower to its shareholders, (ii) all regular or periodic reports required to be filed by Borrower to the United States Securities and Exchange Commission (the "SEC") or any other governmental agency or authority, including all exhibits and schedules thereto (except to the extent previously furnished by Borrower to Bank), other than Tax returns of Borrower, and (iii) all official press releases distributed by the investor relations department of Borrower that maybe of general interest to the investment community and other public announcements of financial results (such as earnings, etc.) made by Borrower.

                    (f) NOTICES. Forthwith upon learning of the occurrence of any of the following, Borrower shall furnish to Bank written notice thereof, describing the same and the steps being taken by Borrower with respect thereto:
(i) the occurrence of an Event of Default or an Unmatured Event of Default, (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding that is material to Borrower, or (iii) if Borrower learns that any of its representations herein is untrue in any material respect.

                    (g) OTHER INFORMATION. From time to time such other information concerning Borrower as Bank may reasonably request.

         6.2 COMPLIANCE WITH LAWS. Borrower shall comply with all statutes and governmental rules and regulations and pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations that, if unpaid, might become a lien against the property of Borrower, EXCEPT liabilities being contested in good faith, PROVIDED, HOWEVER, that Borrower will set up reserves against such liabilities to the extent (and in the amounts) required by Generally Accepted Accounting Principles.

         6.3 FURTHER ASSURANCES. Upon the reasonable request of Bank, Borrower shall execute, acknowledge and deliver such further instruments (including, without limitation, a declaration of no set-off) and do such further acts as may be necessary, desirable or proper to carry out more effectively the purpose of this Agreement and any renewals, additions, substitutions, replacements or betterments thereto.

         6.4 INSURANCE. Borrower shall keep all of its insurable assets insured with responsible insurers, rated "A" or better by A.M. Best & Company, in accordance with good business practice in such amounts as may be reasonably requested by Bank or, in the absence of any such request, as are customarily maintained by companies engaged in similar businesses, but in no event in an amount less than the replacement cost of such assets. Borrower shall provide Bank with one or more certificates evidencing such insurance. Borrower shall timely pay all premiums and amounts necessary to keep such insurance in full force and effect.

         6.5 CONDUCT OF BUSINESS. Borrower shall conduct its business substantially as now conducted and as previously represented to Bank, in the ordinary course, and will not expand into other different types of unrelated business.

         6.6 MAINTAIN EXISTENCE AND RIGHTS. Borrower shall maintain, preserve and keep its properties in good repair, working order and condition, making all needed replacements, additions and improvements thereto. Borrower shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply with all laws applicable to it, shall be qualified to do business and in good standing in the State of Florida and every other jurisdiction in which the nature of its business makes such qualification necessary and shall not suffer or permit its dissolution or liquidation, in whole or in part.

         6.7 RIGHT OF INSPECTION. Subject to the provisions and conditions described in SECTION 6.1(b) with respect to consolidating financial statements of Borrower, Borrower shall permit or arrange for Bank or its duly authorized representatives to visit and inspect Borrower's other assets, examine Borrower's books of account and make copies thereof and extracts therefrom and discuss its affairs, finances and accounts with its officers and independent public accountants, all upon reasonable notice at such reasonable times during normal business hours and as often as may be reasonably desired by Bank, IT BEING UNDERSTOOD that Bank and its agents shall not disclose to any Person any confidential information regarding the Borrower except (i) as required by law, or court or administrative order, (ii) information otherwise publicly available or freely usable or obtained from another public source, (iii) basic and general information regarding the level of lending activity and deposit activity and account status, given in response to an inquiry from a creditor of Borrower, or
(iv) with the consent of Borrower.

         6.8 SUBSTANTIAL BANKING RELATIONSHIP. Borrower shall maintain a substantial banking relationship with Bank, which shall include the proportionate maintenance of depository balances at historic relationship levels.

         6.9 PAYMENTS TO AFFILIATES. Borrower shall not make payments of any kind (other than regularly scheduled salary, expense reimbursement and similar benefit payments, bonuses, lease or other ordinary course payments) to any Non-Company Affiliate on account of Indebtedness owed by Borrower, whether now existing or subsequently incurred, other than payments that may become due pursuant to that certain Keepwell Agreement dated as of August, 1997 with respect to Homestead -Miami Speedway, L.L.C.

         6.10 COMPLIANCE WITH ERISA. Borrower shall cause each employee benefit plan to remain qualified under Section 401(a) of the IRC and remain in compliance with the provisions of ERISA. With respect to any such plan, Borrower shall not shall cause or permit to be caused any material accumulated funding deficiency (as described in SECTION 5.9 hereof), any material liability to the Pension Benefit Guaranty Corporation, any Reportable Event or prohibited transaction (as described in SECTION 5.9 hereof), or any action, the effect of which could result in the loss of a Plan's compliance with ERISA or qualification under Section 401(a) of the IRC.

         6.11 INDEBTEDNESS. Borrower shall not incur, create, assume or permit to exist any Indebtedness of Borrower other than (i) Indebtedness owed to Bank,
(ii) the Indebtedness disclosed on its then current financial statements of Borrower delivered to Bank or on SCHEDULE 5.3 hereto, (iii) Indebtedness (including guarantees therefor) in a principal amount not to exceed $85,000,000 in the aggregate in connection with the purchase of and financing for the Kansas City racetrack currently under consideration, and (iv) guarantees by Borrower of Indebtedness of one or more Subsidiaries not in excess of ten percent (10%) of Borrower's Total Shareholders' Equity (as shown on its most recent consolidated financial statements filed with the Securities and Exchange Commission (the "SEC")) in the aggregate. Borrower shall furnish to Bank a detailed list of all Indebtedness and other liabilities within the annual audited financial statements referred to in SECTION 6.1(a).

         6.12 LIENS. Borrower shall not incur, create, assume or permit to exist any mortgage, pledge, security interest, lien, charge or other encumbrance of any kind on any of Borrower's other assets other than (i) those arising under the Credit Documents, (ii) those set forth on SCHEDULE 5.4 hereof, and (iii) those permitted liens described in subparagraphs (i), (ii), and (iii) of SECTION 5.4.

         6.13 PERMITTED INVESTMENTS. Borrower shall not invest or otherwise purchase any stock, securities, bonds, notes or other evidences of indebtedness issued by any other Person other than (i) investments in direct or indirect obligations of the United States Government; (ii) certificates of deposit of United States commercial banks having a "Tier 1" capital ratio of not less than 6%, PROVIDED that in the case of investments in or purchases of such certificates of deposit, the aggregate amount of such purchases and/or investments shall not exceed ten percent (10%) of the issuing bank's unimpaired capital and surplus; (iii) those investments set forth on SCHEDULE 5.5; and (iv) investments of any kind so long as the aggregate amount of such investments do not exceed five percent (5%) of Borrower's Total Shareholders' Equity (as shown on its most recent consolidated financial statements filed with the SEC), provided, however, that nothing in this SECTION 6.13 shall prevent Borrower from investing in motorsports facilities or related motorsports businesses so long as any such investments, in the aggregate, do not have a material adverse effect on the consolidated financial condition of Borrower or any of its Subsidiaries.

         6.14 EXTRAORDINARY DIVIDENDS AND OTHER PAYMENTS. Borrower shall not, directly or indirectly, purchase, redeem or otherwise retire any capital stock in advance of the regularly scheduled date for such retirement, or apply or set apart any of its assets therefor, other than repurchases, redemptions or retirements in connection with Borrower's long-term incentive compensation plans approved by Borrower's shareholders and on file with the Securities and Exchange Commission; or make any other extraordinary distribution (by reduction of capital or otherwise) in respect of any such capital stock (other than ordinary dividends and transfers expressly contemplated herein), or agree to do any of the foregoing; or make any loan or other payment (other than salary and other payments expressly permitted herein and other than (i) those permitted by
SECTION 6.11, (ii) payments owing under that certain Keepwell Agreement dated as of August, 1997 with respect to Homestead-Miami Speedway, L.L.C., (iii) payments owing to any Affiliate, or (iv) loans to and/or payments owing to any shareholder who (x) holds five percent (5%) or less of the voting capital stock of Borrower and (y) is an employee of Borrower and/or its Affiliates.

         6.15 MERGER, CONSOLIDATION, RECAPITALIZATION AND ACQUISITION. Without the express prior written consent of Bank, which may not be unreasonably withheld by Bank, Borrower shall not (i) acquire, reorganize, merge or consolidate with or into any other Person, (ii) sell, transfer or dispose of any substantial part of its assets, (iii) issue any shares of capital stock, warrants, rights or options to acquire, or securities convertible into, capital stock (other than those issued in connection with Borrower's long-term incentive compensation plans), or (iv) authorize any new class of capital stock, or (v) make any other material change in its capitalization if, in the case of (i) through (v), it will (A) result in a material adverse effect on the consolidated financial condition of Borrower and its Subsidiaries, and (B) reduce voting control of the France family members in the Borrower to less than fifty percent (50%) in the aggregate.

         6.16 SALE OF ASSETS. Borrower shall not sell, lease, convey or otherwise dispose of any of Borrower's material assets, except for sales in the ordinary course of business.

         6.17 TRANSACTIONS WITH AFFILIATES. Except as expressly permitted hereby, Borrower shall not make any payment to or enter into any transaction with any Non-Company Affiliate, in excess of $100,000 in the aggregate (when taken together with all other such payments or transactions by Borrower to Non-Company Affiliates), other than payments to members of the France family individually (or family-related entities controlled by France family members) or to National Association for Stock Car Auto Racing, Inc. ("NASCAR") in the ordinary course of business in accordance with past practices of Borrower.

         6.18 CHANGE IN BUSINESS. Borrower shall not materially change its business focus of operations.

         6.19 LEASES. Borrower shall not incur, create, or assume any direct or indirect liability for the payment of rent or otherwise, under any lease or rental arrangement (excluding capitalized leases) if immediately thereafter the sum of such lease or rental payments to be made by Borrower during any 12-month period is increased by $1,000,000 in the aggregate; PROVIDED, HOWEVER, that Bank shall not unreasonably withhold its consent to a request by Borrower to enter into a lease or guarantee lease payments in a principal amount not to exceed $85,000,000 (when aggregated with all other Indebtedness and guaranties arising in connection with the Kansas City racetrack transaction) in any 12-month period in connection with the purchase of and financing for the Kansas City racetrack currently under consideration.

         6.20 CHANGE IN FISCAL YEAR. Borrower shall not change its fiscal year without the consent of Bank.

         6.21 CONSOLIDATED LEVERAGE RATIO. Borrower shall maintain a ratio of Consolidated Funded Indebtedness to Consolidated EBITDA of not more than 3.00 to 1.00, verified quarterly (on the basis of Borrower's quarterly unaudited financial statements described in SECTION 6.1(a)) for the immediately preceding four (4) fiscal quarters.

         6.22 "FUNDED DEBT TO CAPITALIZATION RATIO". Borrower shall maintain a ratio of Consolidated Funded Indebtedness to THE SUM OF (i) Consolidated Funded Indebtedness PLUS Consolidated Shareholders Equity of not more than fifty percent (50%), verified annually (on the basis of Borrower's audited financial statements described in SECTION 6.1(a)).

         6.23 "MAJOR MOTORSPORTS EVENTS". Borrower will not voluntarily change the scope and magnitude of major motorsports events conducted at facilities controlled by Borrower or any of its Subsidiaries in a fashion which is materially adverse to the consolidated financial condition of the Borrower or any of its Subsidiaries.

         6.24 GUARANTIES OF SUBSIDIARIES. Within fifteen (15) days of creating or acquiring any Subsidiary, Borrower shall cause such Subsidiary to execute and deliver to Bank a Guaranty, in form and substance substantially similar to EXHIBIT B.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

         7.1 EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur, an Event of Default shall be deemed to have occurred:

                    (a) PAYMENT OR PERFORMANCE. (a) If Borrower defaults in the payment of any principal of or interest on the Note or of any other amount payable hereunder or under any of the other Credit Documents or under any other Indebtedness to Bank, either by the terms hereof or thereof or otherwise as herein or therein provided; or

                    (b) MISREPRESENTATION. If Bank shall have made an Advance to Borrower over and above the amount permitted hereunder; and Borrower shall not have repaid Bank immediately for any such over-advancement; or

                    (c) PAYMENT AND PERFORMANCE OF KEEPWELL AGREEMENT. If Borrower defaults in the payment or performance of any of the obligations owing under the Keepwell Agreement described in SECTION 6.9 (beyond any period of grace provided with respect thereto); or

                    (d) REPRESENTATIONS AND WARRANTIES. If any representation, warranty, report or certification made by or on behalf of Borrower herein or in any of the other Credit Documents or in any certificate, schedule, or other writing furnished in connection with or pursuant to this Agreement or any of the other Credit Documents shall be false or misleading in any material respect (i) on the date as of which made or reaffirmed or (ii) at any other time; or

                    (e) SALE OF ASSETS. If Borrower sells a material portion of its assets; or

                    (f) OTHER COVENANTS. If Borrower defaults in the performance or observance of any material agreement, covenant, term or condition binding on them contained in the Credit Documents and, except with respect to defaults in the performance of the covenants contained in any of SECTIONS 6.9, 6.11, 6.12, 6.14, 6.15, 6.16, and 6.17 hereof (as to which there is no cure period), such default is not remedied within thirty (30) days after its occurrence; or

                    (g) DEFAULT UNDER CREDIT DOCUMENTS. If a default or event of default shall occur under any of the other Credit Documents; or

                    (h) LIQUIDATION, DISSOLUTION OR BANKRUPTCY. Liquidation or dissolution of Borrower or suspension of the business of Borrower; the filing by Borrower of a voluntary petition or an answer, or the filing against any of them of an involuntary petition that is not dismissed within thirty (30) days, seeking reorganization, arrangement, readjustment of any of their respective debts or for any other relief under Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of Borrower indicating its consent to, approval of or acquiescence in any such petition or proceeding; the application by Borrower for, or the appointment of, a receiver, trustee or custodian of Borrower or for all or a substantial part of any of its property; the making by Borrower of an assignment for the benefit of creditors; the inability of Borrower or the admission by Borrower in writing of the inability to pay any of its debts as they mature; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of Borrower that is not dismissed within thirty (30) days and which attachment, warrant or process relates to a claim in excess of $25,000 either alone or when aggregated with all other such warrants, attachments, and processes; or

                    (i) JUDGMENT. If a final judgment in excess of $5,000,000 shall be rendered against Borrower and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged or execution thereon stayed pending appeal, or if within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged; or

                    (j) INVALIDITY OF CREDIT DOCUMENTS. If (i) any of the Credit Documents shall be deemed invalid or unenforceable for any reason; or (ii) any Person shall contest the validity of any of the Credit Documents, PROVIDED Bank reasonably believes that such Person's claim may be valid and such invalidity or unenforceability could have a material adverse effect on the condition (financial or otherwise) of Borrower, or on Bank's position vis-a-vis this Agreement or the Note.

         7.2 REMEDIES.

                    (a) Upon the occurrence of any Event of Default (but after the expiration of any grace period provided herein with respect to such Event of Default) and at any time thereafter Bank may, at its option, declare the Credit Facility and all or any portion of the obligations owing by Borrower to Bank under the Credit Documents to be forthwith due and payable, whereupon (or otherwise upon the occurrence of any event described in SECTION 7.1.(h) hereof, whether or not such declaration shall be made) the Advances and any other such obligations shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything contained herein or in the other Credit Documents to the contrary notwithstanding (other than grace periods and/or notice provisions provided for herein), and whereafter Bank shall no longer be obligated to make any Advances to Borrower under the Credit Facility. In addition, Bank may immediately proceed to foreclose its mortgages or liens on or security interest in any collateral that it may then hold and to exercise its rights under and to do all other things provided for by law or by the terms of the Credit Documents. Bank shall have the sole right to determine the order in which it enforces its rights in any collateral, the manner of sale of such collateral (which shall be commercially reasonable) and the application of proceeds of sale of any collateral.

                    (b) In addition, Borrower acknowledges the unconditional right of Bank to pledge or transfer the Note to any third party (i) thirty (30) days after providing notice of such sale to Borrower in the case of a pledge or transfer at any time other than a time during which a Default has occurred and is continuing or (ii) ten (10) days after providing notice of such sale to Borrower in the case of a pledge or transfer at any time during which a Default has occurred and is continuing, it being understood that in either case, at any time during such 30-day or 10-day period, Borrower shall have the right to purchase, or cause to be purchased by parties of its choosing, the Note under the terms offered by the third party selected by Bank; PROVIDED, HOWEVER, that Bank shall have an unconditional right to pledge or transfer the Note to any party at any time following an Event of Default contained in SECTIONS 7.1(a) or 7.1(h) hereof. Subject to the conditions set forth in SECTION 6.1(b), with respect to Borrower's consolidating financial statements, Borrower hereby grants to Bank the right to disclose to any prospective purchaser(s) of the Note any information requested by such prospective purchaser(s). Other than such permitted disclosures to any such prospective purchasers, Bank shall not disclose to any Person any confidential information regarding the financial condition of Borrower except (i) as required by law, or court or administrative order, (ii) information otherwise publicly available or freely usable or obtained from another public source, (iii) basic and general information regarding the level of lending activity and deposit activity and account status, given in response to an inquiry from a creditor of Borrower, or (iv) with the consent of Borrower.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         8.1 WAIVER OF DEFAULT. Bank may, by written notice to Borrower at any time and from time to time, waive any default in the performance or observance of any condition, covenant or other term hereof or any Event of Default that shall have occurred hereunder and its consequences. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Borrower and Bank shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Event of Default so waived, whether or not in writing, shall be deemed to be cured and not continuing, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

         8.2 AMENDMENTS AND WAIVERS. Bank and Borrower may, subject to the provisions of this Section, from time to time enter into written agreements for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of Bank or Borrower hereunder or under the other Credit Documents. No such amendment, modification or supplement shall be established by custom, conduct or course of dealing, but solely by an instrument in writing duly executed by the party to be charged therewith.

         8.3 NOTICES. All notices and other communications required or permitted hereunder or under any of the other Credit Documents shall be in writing (including telex, telefax or telegraphic communication) and shall be delivered personally, telexed (with appropriate answerback received), telefaxed (with confirmation of receipt immediately thereafter by telephone), telegraphed, sent by nationally recognized overnight courier (marked for overnight delivery), or sent by registered, certified or express mail, postage prepaid, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing hereunder by the respective parties:


Borrower:                International Speedway Corporation
                         1801 West International Speedway Blvd.
                         Daytona Beach, Florida  32114
                         Attention:        James C. France, President
                         Phone:            904-947-6736
                         Fax:              904-947-6570

   With a copy to:       International Speedway Corporation
                         1801 West International Speedway Blvd.
                         Daytona Beach, Florida  32214
                         Attention:        W. Garrett Crotty, General Counsel
                         Phone:            904-947-6715
                         Fax:              904-947-6884

Bank:                    First Union National Bank
                         225 Water Street -- FL0074
                         Jacksonville, Florida 32202
                         Attention:        Michael J. Carlin, Sr. Vice President
                         Phone:            904-361-3455
                         Fax:              904-361-3526

   With a copy to:       LeBoeuf, Lamb, Greene & MacRae, LLP
                         50 North Laura Street, Suite 2800
                         Jacksonville, Florida  32202-3650
                         Attention:        Pamela K. Phillips, Esq.
                         Phone:            904-354-8000
                         Fax:              904-353-1673

All such notices and communications shall (i) when delivered in person on any Business Day between the hours of 9:00 AM to 5:00 PM. (local time), be effective when delivered (or if delivered after 5:00 PM, be effective on the next Business Day to occur), (ii) when telexed (provided the correct answerback has been received) or telefaxed (provided receipt is immediately thereafter confirmed by telephone) or telegraphed, in each case on any Business Day between the hours of 9:00 AM to 5:00 PM (local time), be effective when telexed, telefaxed or delivered to the telegraph company for immediate transmittal, respectively (or if telexed, telefaxed or delivered to the telegraph company after 5:00 PM, be effective on the next Business Day to occur), or (iii) if mailed, be effective three (3) Business Days after the same has been deposited in the mails, postage prepaid, by registered or certified mail, return receipt requested, or (iv) if sent by a nationally recognized overnight courier service, be effective one (1) Business Day after the same has been delivered to such courier service marked for overnight delivery; in each case addressed as aforesaid.

Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

         8.4 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise or delay in exercising, on the part of Bank, any right, power or privilege hereunder or under any of the other Credit Documents shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder or thereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Credit Documents are cumulative and not exclusive of any other rights or remedies provided by law.

         8.5 EXERCISE OF REMEDIES. The right is hereby given by Borrower to Bank to make releases (whether in whole or in part) of all or any part of any collateral held by Bank without notice to or the consent, approval or agreement of other parties in interest, including Borrower or junior lienors, which releases shall not impair in any manner the validity or priority of the mortgages, liens and security interests in the remaining collateral conferred under such documents nor release Borrower from liability for the indebtedness thereby secured. Notwithstanding the existence of any other lien or security interest in the collateral held by Bank, Bank shall have the right to determine the order in which any or all of the collateral shall be subjected to the remedies provided herein and in the other Credit Documents. The proceeds realized upon the exercise of the remedies provided herein or therein shall be applied by Bank in the manner herein or therein provided.

         8.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All agreements, representations and warranties made herein shall survive the delivery of the Note and the other Credit Documents and the making and any renewal of the Advances, notwithstanding any investigation thereof made by Bank or its agents.

         8.7 LIENS; SET OFF BY BANK. Borrower hereby grants to Bank a continuing lien for the Note, the obligations under the other Credit Documents and all other Indebtedness of Borrower to Bank upon any and all monies, securities and other property of Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to Bank from or for Borrower, and also upon any and all deposits (general or special) and credits of Borrower, if any, against Bank, at any time existing. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, BANK IS HEREBY AUTHORIZED AT ANY TIME AND FROM TIME TO TIME, WITHOUT NOTICE TO BORROWER, TO SET OFF, APPROPRIATE AND APPLY ANY OR ALL ITEMS HEREIN ABOVE REFERRED TO AGAINST ALL INDEBTEDNESS OF BORROWER TO BANK, UNDER THE CREDIT DOCUMENTS OR OTHERWISE, WHETHER NOW EXISTING OR HEREAFTER ARISING.

         8.8 ENTIRE AGREEMENT. This Agreement, together with the other Credit Documents and other documents executed in connection herewith or contemplated hereby, contains the entire agreement of the parties regarding the subject matter hereof. The parties acknowledge that Bank has made no promises, agreements, conditions, undertakings, warranties or representations that are not specifically set forth in such agreements.

         8.9 ENFORCEABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties, all other provisions nevertheless shall remain effective and binding on the parties hereto.

         8.10 REIMBURSEMENT OF EXPENSES. Borrower shall reimburse Bank on demand
(a) for all costs and out-of-pocket expenses (including without limitation reasonable attorneys' fees, appraisal fees, accounting fees, brokerage fees, title insurance premiums, recording fees and other reasonable expenses), directly or indirectly incurred in connection with the preparation, execution, delivery, modification, waiver and amendment of this Agreement and the other Credit Documents and (b) for all expenses incurred by Bank (including without limitation reasonable attorneys' fees, court costs and other expenses, whether or not incurred in trials, appeals, bankruptcy actions or otherwise) in the enforcement of this Agreement or the other Credit Documents or in the collection of any indebtedness or other amounts owing under this Agreement or the other Credit Documents.

         8.11 EXECUTION OF COUNTERPARTS. The Credit Documents may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which together shall constitute one and the same instrument.

         8.12 STAMP OR OTHER TAXES. Borrower shall pay any and all stamp, documentary, excise and intangible taxes and recording fees now or hereafter payable in respect of this Agreement, the Note, and the other Credit Documents or any modifica tion(s) thereof, and shall hold Bank harmless with respect thereto. Bank may, but shall not be obligated to, at any time or from time to time, debit any deposit account of Borrower at Bank for the amount of any such taxes.

         8.13 WAIVER OF JURY TRIAL; ARBITRATION. EACH OF BANK AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS. Upon demand of either party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement and other Credit Documents ("Disputes") between or among parties to this Agreement shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, disputes as to whether a matter is subject to arbitration, claims brought as class actions, claims arising from Credit Documents executed in the future, or claims arising out of or connected with the transaction reflected by this Agreement.

         Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in the city of the Principal Office. The expedited procedures set forth in Rule 51 ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000.00. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted or if such person is not available to serve, the single arbitrator may be a licensed attorney. Notwithstanding the foregoing, this arbitration provision does not apply to disputes under or related to swap agreements.

         8.14 GOVERNING LAW. This Agreement and the other Credit Documents issued hereunder shall be governed in all respects by the laws of the State of Florida.

         IN WITNESS WHEREOF, each Borrower and Bank have caused this Agreement to be duly executed under seal as of the day and year first above written.

                             INTERNATIONAL SPEEDWAY CORPORATION


                             By /S/ SUSAN G. SCHANDEL
                                ------------------------------------------------
                                    Name:   Susan G. Schandel
                                    Title:  Chief Financial Officer



                             FIRST UNION NATIONAL BANK


                             By /S/ MICHAEL J. CARLIN
                                ------------------------------------------------
                                    Name:    Michael J. Carlin
                                    Title:   Senior Vice President